Exhibit 16.1

Deloitte	Deloitte Tax LLP 200 Berkeley Street Boston, MA 02116-5022 USA Tel: +1 617 437 2000 Fax: + 1 617 437 2111 www.deloitte.com

April 14, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Pro-Pharmaceuticals, Inc.’s Form 8-K dated April 10, 2008, and have the following comments:

1.	We agree with the statements made in paragraphs two, three and four.

2.	We have no basis on which to agree or disagree with the statements made in the first, fifth and sixth paragraphs.

Yours truly,

/s/ Deloitte & Touche LLP

Boston, Massachusetts